Exhibit 99.1

Royal Caribbean Group announces completion of private exchanges with certain holders of its 6.000% convertible senior notes due 2025

MIAMI – August 20, 2024 – Royal Caribbean Cruises Ltd. (NYSE: RCL) (the “Company”) today announced the completion of its previously announced privately negotiated exchange transactions (the “Exchange Transactions”) with a limited number of holders (the “Holders”) of its 6.000% Convertible Senior Notes due 2025 (the “2025 Notes”). In the Exchange Transactions, the Holders exchanged approximately $827 million in aggregate principal amount of the 2025 Notes for an aggregate of approximately 11.4 million shares (the “Shares”) of the Company’s common stock and approximately $827 million in cash, representing the par value of the 2025 Notes exchanged, plus accrued and unpaid interest thereon (together with the Shares, the “Exchange Consideration”). The Company funded the cash portion of the Exchange Consideration with borrowings under its revolving credit facilities.

The 2025 Notes exchanged by the Holders were immediately cancelled at the close of the Exchange Transactions. Immediately following the completion of the Exchange Transactions, approximately $323 million in aggregate principal amount of the 2025 Notes remain outstanding.

“We continue to proactively and methodically strengthen the balance sheet through debt paydowns and opportunistic refinancings.” said Naftali Holtz, Chief Financial Officer of Royal Caribbean Group. “The private exchange of notes allows us to address a 2025 debt maturity, while also reducing our outstanding shares and share equivalents on a fully diluted basis by 5.1 million shares. This transaction is not expected to have a material impact to 2024 adjusted earnings per share given the timing of weighted average shares outstanding on a fully diluted basis.”

Perella Weinberg Partners LP, J. Wood Capital Advisors LLC, and Truist Securities, Inc. served as advisors on this transaction.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities described herein or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Special Note Regarding Forward-Looking Statements

Certain statements in this press release relating to, among other things, the expected impact of the Exchange Transactions and of future transactions constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited, to: statements regarding debt paydowns and refinancings. Words such as “anticipate,” “believe,” “considering,” “could,” “driving,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “will,” “would” and similar expressions are intended to help identify forward-looking statements. Forward-looking statements reflect management’s current expectations, but they are based on judgments and are inherently uncertain. Furthermore, they are subject to risks, uncertainties and other factors that could cause the Company’s actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. Examples of these risks, uncertainties and other factors include, but are not limited to, the following: the impact of the economic and geopolitical environment on key aspects of the Company’s business, such as the demand for cruises, passenger spending, and operating costs; changes in operating and financing costs; the unavailability or cost of air service; adverse events such as terrorist attacks, war and other similar events; disease outbreaks and an increase in concern about the risk of illness on the Company’s ships or when traveling to or from the Company’s ships, all of which could reduce demand; incidents or adverse publicity concerning the Company’s ships, port facilities, land destinations and/or passengers or the cruise vacation industry in general; the effects of weather, natural disasters and seasonality on the Company’s business; the impact of issues at shipyards, including ship delivery delays, ship cancellations or ship construction cost increases; shipyard unavailability; vacation industry competition and changes in industry capacity and overcapacity; unavailability of ports of call; an inability to source the Company’s crew or the Company’s provisions and supplies from certain places; the uncertainties of conducting business internationally and expanding into new markets and new ventures; the Company’s ability to obtain sufficient financing, capital or revenues to satisfy liquidity needs, capital expenditures, debt repayments and other financing needs; the Company’s indebtedness, any additional indebtedness the Company may incur and restrictions in the agreements governing the Company’s indebtedness that limit the Company’s flexibility in operating its business; changes in foreign travel policy of the United States or other countries; growing anti-tourism sentiments and environmental concerns; concerns over safety, health and security of guests and crew; the impact of new or changing legislation and regulations (including environmental regulations) or governmental orders on the Company’s business; uncertainties of a foreign legal system as the Company is not incorporated in the United States; the impact of foreign currency exchange rates, the impact of higher interest rate and food and fuel prices; further impairments of the Company’s goodwill, long-lived assets, equity investments and notes receivable; the Company’s ability to recruit, develop and retain high quality personnel; the risks and costs related to cyber security attacks, data breaches, protecting the Company’s systems and maintaining integrity and security of the Company’s business information, as well as personal data of its guests, employees and others; and pending or threatened litigation, investigations and enforcement actions.

Forward-looking statements should not be relied upon as predictions of actual results. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to the Company on the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Royal Caribbean Group

Royal Caribbean Group (NYSE: RCL) is a vacation industry leader with a global fleet of 68 ships across its five brands traveling to approximately 1,000 destinations. With a mission to deliver the best vacations responsibly, Royal Caribbean Group serves millions of guests each year through its portfolio of best-in-class brands, including Royal Caribbean International, Celebrity Cruises, and Silversea; and expanding portfolio of land-based vacation experiences through Perfect Day at CocoCay and Royal Beach Club collection. The company also owns 50% of a joint venture that operates TUI Cruises and Hapag-Lloyd Cruises.

Investor Relations contact: Blake Vanier

Email: bvanier@rccl.com

Media contact: Melissa Castro

Email: corporatecommunications@rccl.com